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               [John Hancock Life Insurance Company Letterhead]



May 1, 2000


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:       John Hancock Variable Annuity Account H
          (File Nos. 333-84765 and 811-07711)


Commissioners:


     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 10 under the Securities Act of 1993 (Post-Effective Amendment No. 1 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account H as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.




                                             Very truly yours.

                                             /s/ RONALD J BOCAGE
                                             -------------------
                                             Ronald J. Bocage
                                             Counsel